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                                                                    EXHIBIT 23.2

                          CONSENT OF BDO SEIDMAN, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
MicroTel International, Inc.

We hereby consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2001, relating to the consolidated financial statements and consolidated financial statement schedule of MicroTel International, Inc., which appears in Amendment No. 2 to the MicroTel International, Inc. Annual Report on Form 10-K for the year ended December 31, 2000.

                                                     /S/ BDO SEIDMAN, LLP

Orange County, California
July 20, 2001